Exhibit 10.4

CIM Securities, LLC
Member FINRA / SiPC

I am writing you to introduce you to my Client named Bemax, Inc. (“Bemax” or “Company”) and its trading symbol is BMXC: on the OTC Pink Sheets. We are writing you to request your consideration for a PIPE investment opportunity.

CIM Securities, LLC is the Lead Placement Agent on a $3,000,000 Convertible Notes Offering that we believe makes a lot of sense for Accredited Investors.  Investors will receive a Thirty-Six Month Promissory Note that accrues an 8% annual interest rate and is convertible at any time at the following: i) an $18,000,000 fully diluted common shares outstanding Hard Ceiling Market Capitalization, or ii) a $6,000,000 fully diluted common shares outstanding Hard Floor Market Capitalization, or iii) at a 30% Discount off the fully diluted market capitalization prior days closing bid price if the conversion price is between the Hard Ceiling and Hard Floor. The market capitalization will be based on the prior quarters report based on the fully diluted number of shares outstanding stated on such report.

Taiwo Aimasiko, is the Founder and CEO of Bemax Inc, a U.S. company incorporated in the State of Nevada on November 28, 2012. The Company export and distribute consumable household products mainly Bemax Inc private label disposable diapers and women’s hygienic disposable pads for developed and emerging markets, respectively.

They are a small, but rapidly growing Company that is seeking to expand their operations. They have a unique product offering and a robust customer base. They have also developed a comprehensive strategy intended to increase their market share and maximize their potential.

I am confident that with the right investment, they can take their business to the next level. They are well positioned to capitalize on the current market trends with the goal to become a leader in their industry. They have identified several potential projects that will require capital to fund, and I am confident that the Management Team has the knowledge and experience to make them successful.

Their Team has a proven track record of success and is committed to building a business that will create value for their investors. They are confident that with the right support and resources, they can achieve Bemax’s goals and become a major player in their industry.

I am very excited to present this offering to you for possible investment, and I am eager to discuss the details with you further. I am available to answer any questions that you may have and to provide you with additional information. I look forward to hearing from you soon.

Please review the attached materials including the Executive Summary and Investor Pitch Deck and reach out with any questions.

Regards,

John G. "Jack" Myers

Registered Representative

Investment Banking & Capital Markets

CIM Securities, LLC

Member FINRA / SiPC

6898 S. University Blvd, Suite 270

Centennial, CO 80122

619-749-2460 - Office

619-249-5926 – Mobile

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***PLACEMENT AGENT DISCLOSURE***

This Disclosure Statement is being provided to you to describe the nature of the relationship among and between Bemax, Inc. (the “Company”) and CIM Securities  (“CIM”), relating to your investment in the Company’s private placement transaction (“Transaction”).  CIM is a registered broker dealer member of FINRA and SIPC.

Bemax Inc and CIM are not related parties. The Company and CIM have entered into an Engagement Letter Agreement (“Agreement”) under which CIM provides advisory services and solicits investor prospects of preferred shares (“Shares”) for the Company and the Company compensates CIM for referring investors to the Company. For each person or entity (including “You”, the “Investor”) that is solicited by CIM pursuant to the terms and conditions of the Agreement, who acquires or commits to acquire an interest in the Company, within a defined time period, as a result of such solicitation, Company shall pay, or cause to be paid, to CIM and any licensed Selling Agents it may be working with a cash fee of up to Eight and One-Half percent (8.5%) of gross transaction proceeds to the Company, in cash and Seven percent (7%) of Placement Agent Common Stock Warrants (“PA Warrants”) based on the number of Securities purchased by Investors via their conversion price into Common Stock with a seven year term and cashless exercise provision exercisable at same price per Share as Investors get when they convert.  CIM has been contracted for and up approximately $20,000 as a Retainer Fee and Legal Reimbursement for this Capital Raise as well as for its Legal Counsel.

This compensation to CIM does not in any way affect the number of shares that would be issued to you in the event that you acquired such interest without the solicitation of CIM or any of its Selling Agents. These fees may cause a conflict between your interests and CIM’s. Registered Representatives of CIM and their family members may be or may become investors in this Transaction or any other Company issuance. This may also cause a conflict of interest in your investment. Registered Representatives of CIM and Selling Agents may be engaged to solicit other transactions at higher or lower compensation agreements, which may also be a conflict of interest to your solicitation for this investment. The Firm may also provide you with other comparable investment opportunities that should be considered and discussed with your representative, prior to making any investments. Please review the Customer Relationship Summaries (CRS) of CIM Securities.

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THE ATTACHED DOCUMENTS AND OR OTHER ATTACHMENTS INCLUDED HEREIN ARE TO BE STRICTLY CONSIDERED "PRELIMINARY INFORMATION MATERIALS" AND DOES NOT CONSTITUTE ANY OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY MENTIONED HEREIN. AN OFFER CAN ONLY BE MADE BY AN APPROPRIATE SUBSCRIPTION AGREEMENT AND THE FULL PRIVATE PLACEMENT MEMORANDUM WHICH THESE DOCUMENTS ARE A PART OF UNDER A REG D 506(c) OFFERING AND ONLY IN STATES IN WHICH THE OFFERING OF THE SECURITIES IS REGISTERED OR EXEMPT FROM REGISTRATION AND BY FINRA REGISTERED BROKER-DEALERS AUTHORIZED TO DO SO. EACH PRIVATE INVESTMENT TRANSACTION HAS ITS OWN INHERENT RISKS AND ONE SHOULD READ THE FULL MEMORANDUM / SUBSCRIPTION AGREEMENT IN AND CONSIDER ALL THE UNIQUE RISKS INVOLVED AND DO APPROPRIATE DUE DILIGENCE BEFORE INVESTING.  ANY MENTION OF PAST PERFORMANCE ON ANY PAST TRANSACTIONS IS NO GUARANTEE OF FUTURE RESULTS.  THE SECURITIES TO BE OFFERED BY THE MEMORANDUM ARE HIGHLY SPECULATIVE AND ILLIQUID AND INVOLVE A HIGH DEGREE OF RISK AND ARE ONLY AVAILABLE TO ACCREDITED INVESTORS WHO CAN BEAR THE ENTIRE ECONOMIC RISK OF SUCH AN ILLIQUID RISKY INVESTMENT AND WILLING TO HOLD THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

You should speak with your financial advisor, accountant, tax consultant and/or attorney when evaluating private placement offerings. The information you will review may contain forward-looking statements about investments which have not been reviewed by CIM Securities. You should not rely on these statements but should carefully evaluate the Materials in assessing any private investment opportunity, including the complete set of risk factors that are provided for your consideration. Articles or information from third-party sources may discuss CIM Securities or relate to information contained herein, but CIM does not approve and is not responsible for such content. Hyperlinks to third-party sites, or reproduction of third-party content, do not constitute an approval or endorsement by CIM of the linked or reproduced content. Risk statement: Keep in mind that strong investor interest is no indication of the merits of the investment.

CAUTIONARY NOTICE RELATING TO FORWARD-LOOKING STATEMENTS: These Preliminary Information Materials and/or Private Placement Memorandum contain "forward-looking statements" within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project" and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties that are beyond the Company's control. the Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including, among others, the following: reduced or lack of demand for the Company's Services, competitive pricing pressures, unexpected changes in the Industry or economic environment and the level of expenses incurred in the Company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in these Materials and the documents incorporated herein by reference will, in fact, occur or prove to be accurate.

Securities and Insurance Products are offered through registered representatives of CIM Securities. LLC (“CIM”) an independent registered broker-dealer.  CIM is a Member of FINRA/SIPC.  OSJ phone: 303-874-7477. Securities and Insurance Products:  NOT FDIC INSURED - NOT Bank Deposits - NOT INSURED By Any Government Agency - NOT GUARANTEED BY ANY Financial Institution - May Lose Value.

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Under the terms of the CAN SPAM Act 2003, if you wish to alter your communications with Jack Myers at CIM Securities, LLC then you MUST REPLY to this email and request Removal.  If you do not reply to this email, we will assume you are satisfied with your email communications from us. If you no longer want to receive these messages, simply REPLY to this email requesting to REMOVE or UNSUBSCRIBE from future communications and the email addresses which you are requesting to be deleted from our database.  We need the exact email address(es) to which you received our communication to delete so please provide the correct email address.  Past Performance is no guarantee of future results, investing in REG D private placements is extremely risky and one should consult with an investment professional before investing.  Private Offerings are highly speculative securities, an investor could lose their entire principal investment and would need to hold the securities for an indefinite period of time.